UMDN, Inc.

Santa Monica, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2, Amendment No.2 of our report dated January 11, 2002, except for the first paragraph of Note 9 as to which the date is March 11, 2002, relating to the financial statements of UMDN, Inc., for the two years ended August 31, 2001, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.








GUMBINER, SAVETT, FINKEL, FINGLESON & ROSE, INC.



Santa Monica, California
August 23, 2002